                            EXHIBIT 99.1
News Release

13320 Ballantyne Corporate Place Suite D
Charlotte, NC 28277
Immediate Release
Columbus McKinnon Reports Continued Sales Growth and
Gross Margin Expansion in Q1 FY25; Reaffirms FY25 Guidance
CHARLOTTE, NC, July 31, 2024 - Columbus McKinnon Corporation (Nasdaq: CMCO) ("Columbus McKinnon" or the "Company"), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its fiscal year 2025 first quarter, which ended June 30, 2024.
First Quarter 2025 Highlights (compared with prior-year period, except where otherwise noted)
•Net sales increased 2% to $239.7 million with strength in precision conveyance
•Backlog increased 4% from the prior quarter with book-to-bill ratio of 1.05x
•Gross margin increased 30 bps to 37.1%; Adjusted Gross Margin1 increased 110 bps to 38.0%
•Net income of $8.6 million or 3.6% of sales including $2.6 million2 of costs for factory simplification as we transition manufacturing to our Monterrey, MX facility
•Adjusted EBITDA1 increased 2% to $37.5 million with Adjusted EBITDA Margin1 of 15.6%
•Net cash used for operating activities improved $6.5 million from the prior year
•Increased financial flexibility with Q1 FY25 debt repayment of $20 million; Expect FY25 debt repayment of $60 million
“We executed solidly in the first quarter delivering continued sales growth and gross margin expansion while advancing our longer-term strategic objectives,” said David J. Wilson, President and Chief Executive Officer. Our commercial and operational initiatives are positively impacting the business enabling new customer wins, growth in attractive vertical markets and an encouraging funnel of promising business opportunities.”
“Earlier this month, we initiated the next phase of our footprint simplification plan and began consolidating an additional production facility into our Monterrey manufacturing center of excellence,” continued Wilson. “While the restructuring actions associated with this plan are expected to impact sales and margin in the second quarter, the impacts were contemplated in the full-year guidance we provided last quarter. Importantly, these actions will advance our operational and margin expansion efforts and enhance shareholder value over time.”

Columbus McKinnon Reports Continued Sales Growth and Gross Margin Expansion in Q1 FY25; Reaffirms FY25 Guidance
July 31, 2024

First Quarter Fiscal 2025 Sales

($ in millions)	Q1 FY25	Q1 FY24	Change	% Change
Net sales	$239.7	$235.5	$4.2	1.8%
U.S. sales	$136.3	$136.1	$0.2	0.1%
% of total	57%	58%
Non-U.S. sales	$103.4	$99.4	$4.0	4.0%
% of total	43%	42%
For the quarter, net sales increased $4.2 million, or 1.8%. montratec® contributed $2.7 million, for the months of April and May 2024 as acquired revenue.3 In the U.S., sales were up $0.2 million, or 0.1%. Price improvement of $0.9 million and $0.2 million of contribution from the acquisition of montratec helped to offset $0.9 million in lower volume. Sales outside the U.S. increased $4.0 million, or 4.0%, driven by $2.5 million of sales related to the acquisition of montratec and $2.6 million of price improvement offset by $0.5 million of lower volume. Unfavorable foreign currency translation was $0.6 million.
First Quarter Fiscal 2025 Operating Results

($ in millions)	Q1 FY25	Q1 FY24	Change	% Change
Gross profit	$89.0	$86.6	$2.4	2.7%
Gross margin	37.1%	36.8%	30 bps
Adjusted Gross Profit[1]	$91.0	$86.8	$4.2	4.8%
Adjusted Gross Margin[1]	38.0%	36.9%	110 bps
Income from operations	$21.1	$21.4	$(0.3)	(1.4)%
Operating margin	8.8%	9.1%	(30) bps
Adjusted Operating Income[1]	$25.7	$25.8	$(0.1)	(0.4)%
Adjusted Operating Margin[1]	10.7%	10.9%	(20) bps
Net income	$8.6	$9.3	$(0.6)	(7.0)%
Net income margin	3.6%	3.9%	(30) bps
Diluted EPS	$0.30	$0.32	$(0.02)	(6.3)%
Adjusted EPS[1]	$0.62	$0.62	$—	—%
Adjusted EBITDA[1]	$37.5	$36.6	$0.9	2.3%
Adjusted EBITDA Margin[1]	15.6%	15.6%	— bps

Adjusted EPS1 excludes, among other adjustments, amortization of intangible assets related to acquisitions. The Company believes this better represents its inherent earnings power and cash generation capability.

Columbus McKinnon Reports Continued Sales Growth and Gross Margin Expansion in Q1 FY25; Reaffirms FY25 Guidance
July 31, 2024

Second Quarter Fiscal 2025 Guidance

The Company is issuing the following guidance for the second quarter of fiscal 2025, ending September 30, 2024:

Metric	Q2 FY25
Net sales	Down low to mid-single digits year-over-year
Adjusted EPS[4]	Down mid-single digits year-over-year
Second quarter 2025 guidance assumes approximately $9 million of interest expense, $8 million of amortization, an effective tax rate of 25% and 29.2 million diluted average shares outstanding. The Company’s second quarter fiscal 2025 guidance reflects the expected effect of the consolidation of North American linear motion production into the new Monterrey, MX manufacturing center of excellence.

The Company is reaffirming the following guidance for the fiscal year 2025, ending March 31, 2025:

Metric	FY25
Net sales	Low-single digit growth year-over-year
Adjusted EPS[4]	Mid to high-single digit growth year-over-year
Capital Expenditures	$20 million to $30 million
Net Leverage Ratio[4]	~2.0x
Fiscal 2025 guidance assumes approximately $33 million of interest expense, $30 million of amortization, an effective tax rate of 25% and 29.4 million diluted average shares outstanding.

Teleconference/Webcast
Columbus McKinnon will host a conference call today at 10:00 AM Eastern Time to discuss the Company's financial results and strategy. The conference call will be accessible through live webcast and via phone by dialing 201-493-6780. The webcast, earnings release and earnings presentation will be available at the Company's investor relations website at investors.cmco.com. A replay of the webcast will also be archived on the Company's investor relations website and available via phone by dialing 412-317-6671 and enter the conference ID number 13747096 through Wednesday, August 7, 2024.

______________________
1     Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS are non-GAAP financial measures. See accompanying discussion and reconciliation tables provided in this release for reconciliations of these non-GAAP financial measures to the closest corresponding GAAP financial measures.
2 Represents $3.6 million of costs related to factory simplification taxed at a 28.4% rate
3 montratec was acquired May 31, 2023.
4     The Company has not reconciled the Adjusted EPS and Net Leverage Ratio guidance to the most comparable GAAP financial measure outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide guidance for the comparable GAAP financial measures. Forward-looking guidance regarding Adjusted EPS and Net Leverage Ratio is made in a manner consistent with the relevant definitions and assumptions noted herein and in alignment with the Company's financial covenants per the Company's Amended and Restated Credit Agreement.

Columbus McKinnon Reports Continued Sales Growth and Gross Margin Expansion in Q1 FY25; Reaffirms FY25 Guidance
July 31, 2024

About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning, and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations, and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.cmco.com.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this document, including, but are not limited to, statements relating to: (i) our strategy, outlook and growth prospects, including our second quarter and fiscal year 2025 net sales and Adjusted EPS, and our fiscal year 2025 net leverage ratio and capital expenditure guidance; (ii) our operational and financial targets and capital distribution policy; (iii) general economic trend and trends in the industry and markets; (iv) the risk and costs associated with the integration of, and our ability to integrate acquisitions successfully to achieve synergies; (v) the amount of debt to be paid down by the Company during fiscal 2025 and the expected amount of interest expense savings from the March 2024 Term Loan B repricing; (vi) the estimated costs and benefits related to the consolidation of the Company’s North American linear motion operations in Charlotte, North Carolina to its manufacturing facility in Monterrey, Mexico (vii) the proper application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates and judgements; and (viii) the competitive environment in which we operate; are forward looking statements. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
Contacts:

Gregory P. Rustowicz	Kristine Moser
EVP Finance and CFO	VP IR and Treasurer
Columbus McKinnon Corporation	Columbus McKinnon Corporation
716-689-5442	704-322-2488
greg.rustowicz@cmco.com	kristy.moser@cmco.com

Financial tables follow.

Columbus McKinnon Reports Continued Sales Growth and Gross Margin Expansion in Q1 FY25; Reaffirms FY25 Guidance
July 31, 2024

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	June 30, 2024	June 30, 2023	Change
Net sales	$239,726	$235,492	1.8%
Cost of products sold	150,696	148,843	1.2%
Gross profit	89,030	86,649	2.7%
Gross profit margin	37.1%	36.8%
Selling expenses	27,770	24,981	11.2%
% of net sales	11.6%	10.6%
General and administrative expenses	26,447	27,443	(3.6)%
% of net sales	11.0%	11.7%
Research and development expenses	6,166	5,900	4.5%
% of net sales	2.6%	2.5%
Amortization of intangibles	7,500	6,877	9.1%
Income from operations	21,147	21,448	(1.4)%
Operating margin	8.8%	9.1%
Interest and debt expense	8,235	8,625	(4.5)%
Investment (income) loss	(209)	(543)	(61.5)%
Foreign currency exchange (gain) loss	395	483	(18.2)%
Other (income) expense, net	676	214	215.9%
Income (loss) before income tax expense (benefit)	12,050	12,669	(4.9)%
Income tax expense (benefit)	3,421	3,394	0.8%
Net income (loss)	$8,629	$9,275	(7.0)%

Average basic shares outstanding	28,834	28,662	0.6%
Basic income (loss) per share	$0.30	$0.32	(6.3)%

Average diluted shares outstanding	29,127	28,906	0.8%
Diluted income (loss) per share	$0.30	$0.32	(6.3)%

Dividends declared per common share	$—	$—

Columbus McKinnon Reports Continued Sales Growth and Gross Margin Expansion in Q1 FY25; Reaffirms FY25 Guidance
July 31, 2024

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2024	March 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$68,373	$114,126
Trade accounts receivable	166,844	171,186
Inventories	200,894	186,091
Prepaid expenses and other	42,200	42,752
Total current assets	478,311	514,155

Property, plant, and equipment, net	105,868	106,395
Goodwill	708,571	710,334
Other intangibles, net	377,551	385,634
Marketable securities	10,860	11,447
Deferred taxes on income	1,595	1,797
Other assets	98,901	96,183
Total assets	$1,781,657	$1,825,945

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$73,224	$83,118
Accrued liabilities	107,594	127,973
Current portion of long-term debt and finance lease obligations	50,687	50,670
Total current liabilities	231,505	261,761

Term loan, AR securitization facility and finance lease obligations	459,743	479,566
Other non current liabilities	204,603	202,555
Total liabilities	895,851	943,882

Shareholders’ equity:
Common stock	289	288
Treasury stock	(1,001)	(1,001)
Additional paid in capital	526,574	527,125
Retained earnings	403,957	395,328
Accumulated other comprehensive loss	(44,013)	(39,677)
Total shareholders’ equity	$885,806	$882,063
Total liabilities and shareholders’ equity	$1,781,657	$1,825,945

Columbus McKinnon Reports Continued Sales Growth and Gross Margin Expansion in Q1 FY25; Reaffirms FY25 Guidance
July 31, 2024

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Three Months Ended
	June 30, 2024	June 30, 2023
Operating activities:
Net income (loss)	$8,629	$9,275
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	11,840	10,890
Deferred income taxes and related valuation allowance	942	(1,825)
Net loss (gain) on sale of real estate, investments and other	(124)	(467)
Stock-based compensation	1,101	1,981
Amortization of deferred financing costs	622	483
Loss (gain) on hedging instruments	(97)	231
Non-cash lease expense	2,584	2,389
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	3,346	(7,649)
Inventories	(15,613)	(19,214)
Prepaid expenses and other	(2,222)	(2,800)
Other assets	(127)	(636)
Trade accounts payable	(8,640)	1,718
Accrued liabilities	(11,600)	(8,668)
Non-current liabilities	(1,399)	(2,955)
Net cash provided by (used for) operating activities	(10,758)	(17,247)

Investing activities:
Proceeds from sales of marketable securities	1,500	1,100
Purchases of marketable securities	(912)	(906)
Capital expenditures	(4,629)	(5,273)
Purchase of businesses, net of cash acquired	—	(107,605)
Net cash provided by (used for) investing activities	(4,041)	(112,684)

Financing activities:
Proceeds from the issuance of common stock	64	225
Repayment of debt	(20,158)	(10,143)
Proceeds from issuance of long-term debt	—	120,000
Fees paid for borrowings on long-term debt	—	(2,046)
Payment to former owners of montratec	(6,711)	—
Fees paid for debt repricing	(169)	—
Cash inflows from hedging activities	5,942	6,053
Cash outflows from hedging activities	(5,820)	(6,298)
Payment of dividends	(2,016)	(2,004)
Other	(1,715)	(1,802)
Net cash provided by (used for) financing activities	(30,583)	103,985

Effect of exchange rate changes on cash	(371)	(236)

Net change in cash and cash equivalents	(45,753)	(26,182)
Cash, cash equivalents, and restricted cash at beginning of year	$114,376	$133,426
Cash, cash equivalents, and restricted cash at end of period	$68,623	$107,244

Columbus McKinnon Reports Continued Sales Growth and Gross Margin Expansion in Q1 FY25; Reaffirms FY25 Guidance
July 31, 2024

COLUMBUS McKINNON CORPORATION
Q1 FY 2025 Net Sales Bridge

	Quarter
($ in millions)	$ Change	% Change
Fiscal 2024 Net Sales	$235.5
Acquisition	2.7	1.1%
Pricing	3.5	1.5%
Volume	(1.4)	(0.6)%
Foreign currency translation	(0.6)	(0.2)%
Total change	$4.2	1.8%
Fiscal 2025 Net Sales	$239.7

COLUMBUS McKINNON CORPORATION
Q1 FY 2025 Gross Profit Bridge

($ in millions)	Quarter
Fiscal 2024 Gross Profit	$86.6
Acquisition	0.8
Price, net of manufacturing costs changes (incl. inflation)	3.4
Business realignment costs	(0.2)
Monterrey, MX new factory start-up costs	(1.6)
Sales volume and mix	0.2
Foreign currency translation	(0.2)
Total change	2.4
Fiscal 2025 Gross Profit	$89.0

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY25	64	63	60	62	249

FY24	63	62	61	62	248

Columbus McKinnon Reports Continued Sales Growth and Gross Margin Expansion in Q1 FY25; Reaffirms FY25 Guidance
July 31, 2024

COLUMBUS McKINNON CORPORATION
Additional Data1
(Unaudited)

	Period Ended
	June 30, 2024	March 31, 2024	June 30, 2023
($ in millions)
Backlog	$292.8	$280.8	$355.3
Long-term backlog
Expected to ship beyond 3 months	$156.0	$144.6	$177.3
Long-term backlog as % of total backlog	53.3%	51.5%	49.9%

Debt to total capitalization percentage	36.6%	37.5%	40.6%

Debt, net of cash, to net total capitalization	33.3%	32.0%	35.8%

Working capital as a % of sales [2]	22.5%	19.1%	21.4%

	Three Months Ended
	June 30, 2024		March 31, 2024		June 30, 2023
($ in millions)
Trade accounts receivable
Days sales outstanding[3]	63.3	days	58.7	days	62.9	days

Inventory turns per year[3]
(based on cost of products sold)	3.0	turns	3.7	turns	2.9	turns
Days' inventory[3]	121.7	days	98.6	days	125.9	days

Trade accounts payable
Days payables outstanding[3]	50.6	days	50.9	days	53.3	days

Net cash provided by (used for) operating activities	$(10.8)		$38.6		$(17.2)
Capital expenditures	$4.6		$8.5		$5.3
Free Cash Flow [4]	$(15.4)		$30.1		$(22.5)

______________________
1     Additional Data: This data is provided to help investors understand financial and operational metrics that management uses to measure the Company’s financial performance and identify trends affecting the business. These measures may not be comparable with or defined in the same manner as other companies. Components may not add due to rounding.
2     March 31, 2024 and June 30, 2023 exclude the impact of the acquisition of montratec.
3     Three months ended June 30, 2023 excludes the impact of the acquisition of montratec.
4     Free Cash Flow is a non-GAAP financial measure. Free Cash Flow is defined as GAAP net cash provided by (used for) operating activities less capital expenditures included in the investing activities section of the consolidated statement of cash flows. See the table above for the calculation of Free Cash Flow.

Columbus McKinnon Reports Continued Sales Growth and Gross Margin Expansion in Q1 FY25; Reaffirms FY25 Guidance
July 31, 2024

NON-GAAP FINANCIAL MEASURES
The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

COLUMBUS McKINNON CORPORATION
Reconciliation of Gross Profit to Adjusted Gross Profit
($ in thousands)

	Three Months Ended
	June 30, 2024	June 30, 2023
Gross profit	$89,030	$86,649
Add back (deduct):
Business realignment costs	392	196
Monterrey, MX new factory start-up costs	1,625	—
Adjusted Gross Profit	$91,047	$86,845

Net sales	$239,726	$235,492

Gross margin	37.1%	36.8%
Adjusted Gross Margin	38.0%	36.9%

Adjusted Gross Profit is defined as gross profit as reported, adjusted for certain items. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net sales. Adjusted Gross Profit and Adjusted Gross Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Gross Profit and Adjusted Gross Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted Gross Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s gross profit and gross profit margin to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit and gross profit margin to that of other companies.

Columbus McKinnon Reports Continued Sales Growth and Gross Margin Expansion in Q1 FY25; Reaffirms FY25 Guidance
July 31, 2024

COLUMBUS McKINNON CORPORATION
Reconciliation of Income from Operations to Adjusted Operating Income
($ in thousands)

	Three Months Ended
	June 30, 2024	June 30, 2023
Income from operations	$21,147	$21,448
Add back (deduct):
Acquisition deal and integration costs	—	2,587
Business realignment costs	850	375
Factory and warehouse consolidation costs	—	117
Headquarter relocation costs	96	1,228
Monterrey, MX new factory start-up costs	3,566	—
Adjusted Operating Income	$25,659	$25,755

Net sales	$239,726	$235,492

Operating margin	8.8%	9.1%
Adjusted Operating Margin	10.7%	10.9%

Adjusted Operating Income is defined as income from operations as reported, adjusted for certain items. Adjusted Operating Margin is defined as Adjusted Operating Income divided by net sales. Adjusted Operating Income and Adjusted Operating Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Operating Income and Adjusted Operating Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Operating Income and Adjusted Operating Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s income from operations to the historical periods' income from operations and operating margin, as well as facilitates a more meaningful comparison of the Company’s income from operations and operating margin to that of other companies.

Columbus McKinnon Reports Continued Sales Growth and Gross Margin Expansion in Q1 FY25; Reaffirms FY25 Guidance
July 31, 2024

COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income and Diluted Earnings per Share to
Adjusted Net Income and Adjusted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended
	June 30, 2024	June 30, 2023
Net income	$8,629	$9,275
Add back (deduct):
Amortization of intangibles	7,500	6,877
Acquisition deal and integration costs	—	2,587
Business realignment costs	850	375
Factory and warehouse consolidation costs	—	117
Headquarter relocation costs	96	1,228
Monterrey, MX new factory start-up costs	3,566	—
Normalize tax rate [1]	(2,595)	(2,569)
Adjusted Net Income	$18,046	$17,890

Average diluted shares outstanding	29,127	28,906

Diluted income per share	$0.30	$0.32

Adjusted EPS	$0.62	$0.62

1 Applies a normalized tax rate of 25% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted Net Income and Adjusted EPS are defined as net income and diluted EPS as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. Adjusted Net Income and Adjusted EPS are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Net Income and Adjusted EPS, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies. The Company believes that presenting Adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Reports Continued Sales Growth and Gross Margin Expansion in Q1 FY25; Reaffirms FY25 Guidance
July 31, 2024

COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income to Adjusted EBITDA
($ in thousands)

	Three Months Ended
	June 30, 2024	June 30, 2023
Net income	$8,629	$9,275
Add back (deduct):
Income tax expense (benefit)	3,421	3,394
Interest and debt expense	8,235	8,625
Investment (income) loss	(209)	(543)
Foreign currency exchange (gain) loss	395	483
Other (income) expense, net	676	214
Depreciation and amortization expense	11,840	10,890
Acquisition deal and integration costs	—	2,587
Business realignment costs	850	375
Factory and warehouse consolidation costs	—	117
Headquarter relocation costs	96	1,228
Monterrey, MX new factory start-up costs	3,566	—
Adjusted EBITDA	$37,499	$36,645

Net sales	$239,726	$235,492

Net income margin	3.6%	3.9%
Adjusted EBITDA Margin	15.6%	15.6%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not a measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company’s financial statements.

Columbus McKinnon Reports Continued Sales Growth and Gross Margin Expansion in Q1 FY25; Reaffirms FY25 Guidance
July 31, 2024

COLUMBUS McKINNON CORPORATION
Reconciliation of Net Leverage Ratio
($ in thousands)

	Twelve Months Ended
	June 30, 2024	June 30, 2023
Net income (loss)	$45,978	$49,313
Add back (deduct):
Annualize EBITDA for the montratec acquisition[1]	—	7,994
Annualize synergies for the montratec acquisition[1]	—	401
Income tax expense (benefit)	14,929	20,547
Interest and debt expense	37,567	30,364
Non-Cash Pension Settlement	4,984	—
Amortization of deferred financing costs	2,488	1,774
Stock Compensation Expense	11,159	11,655
Depreciation and amortization expense	46,895	42,368
Cost of debt refinancing	1,190	—
Acquisition deal and integration costs	624	3,117
Excluded acquisition deal and integration costs[2]	—	(529)
Business realignment costs	2,341	3,857
Excluded business realignment costs[2]	—	(3,482)
Factory and warehouse consolidation costs	627	117
Garvey contingent consideration	—	1,230
Headquarter relocation costs	927	2,224
Monterrey, MX new factory start-up costs	8,055	—
Non-Cash loss related to asset retirement	—	2
Gain on sale of Facility	—	(232)
Credit Agreement Trailing Twelve Month Adjusted EBITDA	$177,764	$170,720

Current portion of long-term debt and finance lease obligations	$50,687	$40,619
Term loan, AR securitization facility and finance lease obligations	459,743	539,150
Total debt	$510,430	$579,769
Standby Letters of Credit	15,630	15,364
Cash and cash equivalents	(68,373)	(106,994)
Net Debt	$457,687	$488,139

Net Leverage Ratio	2.57x	2.86x
1     EBITDA is normalized to include a full year of the acquired entity and assumes all cost synergies are achieved in TTM Q1 FY24.
2     The Company's credit agreement definition of Adjusted EBITDA excludes certain acquisition deal and integration costs and business realignment costs that are incurred beyond one year after the close of an acquisition.

Net Debt is defined in the credit agreement as total debt plus standby letters of credit, net of cash and cash equivalents. Net Leverage Ratio is defined as Net Debt divided by the Credit Agreement Trailing Twelve Month Adjusted EBITDA. Credit Agreement Trailing Twelve Month Adjusted EBITDA is defined as net income adjusted for interest expense, income taxes, depreciation, amortization, and other adjustments. Net Debt, Net Leverage Ratio and Credit Agreement Trailing Twelve Month Adjusted EBITDA are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Net Debt, Net Leverage Ratio and Credit Agreement

Columbus McKinnon Reports Continued Sales Growth and Gross Margin Expansion in Q1 FY25; Reaffirms FY25 Guidance
July 31, 2024

Trailing Twelve Month Adjusted EBITDA are important for investors and other readers of the Company’s financial statements.